UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 10, 2003


                           CONSTELLATION BRANDS, INC.
             (Exact name of registrant as specified in its charter)


                                    001-08495
                            (Commission File Number)


              DELAWARE                                   16-0716709
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)


              300 WILLOWBROOK OFFICE PARK, FAIRPORT, NEW YORK 14450
          (Address of principal executive offices)         (Zip Code)


                                 (585) 218-3600
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 9.    REGULATION FD DISCLOSURE.

On February 10, 2003, the Supreme Court of South Australia approved the convening of meetings of shareholders and option holders of BRL Hardy Limited ("BRL Hardy") for the purpose of considering the proposed Schemes of Arrangement that would result in the acquisition of BRL Hardy by Constellation Brands, Inc. (the "Company").

The Company entered into an agreement with BRL Hardy dated January 17, 2003 providing for the acquisition by the Company of all the shares of BRL Hardy pursuant to the proposed Schemes of Arrangement. The transaction will be financed through a combination of cash and Company stock. BRL Hardy shareholders will be offered a choice of all cash, all stock or a combination thereof. The transaction is subject to approval of BRL Hardy's shareholders, the Supreme Court of South Australia and customary closing conditions, and is expected to close in early April 2003.

The meetings of BRL Hardy shareholders and option holders is scheduled for Thursday, March 20, 2003. The Company expects that the explanatory statement for the meetings will be forwarded to BRL Hardy shareholders and option holders on or about February 17, 2003.




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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               CONSTELLATION BRANDS, INC.


Dated: February 11, 2003                       By: /s/ George H. Murray
                                                   --------------------
                                                   George H. Murray, Executive
                                                   Vice President and Chief
                                                   Communications Officer

                                INDEX TO EXHIBITS


(1)    UNDERWRITING AGREEMENT

       Not Applicable.

(2)    PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR
       SUCCESSION

       Not Applicable.

(4)    INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

       Not Applicable.

(16)   LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

       Not Applicable.

(17)   LETTER RE DIRECTOR RESIGNATION

       Not Applicable.

(20)   OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

       Not Applicable.

(23)   CONSENTS OF EXPERTS AND COUNSEL

       Not Applicable.

(24)   POWER OF ATTORNEY

       Not Applicable.

(99)   ADDITIONAL EXHIBITS

       Not Applicable.